UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION UNDER THE SECURITIES ACT OF 1933

THE GILLETTE COMPANY

Incorporated pursuant to the laws of the State of Delaware

Internal Revenue Service Employer Identification No. 04-1366970

Prudential Tower Building, Boston, MA 02199

THE GILLETTE COMPANY EMPLOYEES’ SAVINGS PLAN

William J. Mostyn III
Secretary
The Gillette Company
Prudential Tower Building, Boston, Ma 02199
(617) 421-7882

CALCULATION OF REGISTRATION FEE

                   Title of securities        Amount to be     Proposed        Proposed         Amount of
                   To be registered           registered       maximum         maximum          registration fee
                                              Offering price   aggregate
                                              Per unit         offering price
                                              (1)               (1)

                   Common stock, $1.00        18,472,120       $32.45          $599,420,294.00   $149,855.00
                   Par value

(1)  Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange Composite Index for February 13, 2001.

      The Gillette Company (the “Registrant”) hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8, File No. 33-59125.

      There may also be offered shares of common stock of the Registrant which may be issued to participants in the employee benefit plan described herein by reason of future stock dividends, exchange rights or stock splits and, to the extent required, interests in the Supplemental Savings Plan. In addition, pursuant to Rule 416(c) of the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates the following documents herein by reference:

  The Registrant´s Annual Report on Form 10-K for the year ended December 31, 1999;
  The Registrant´s Quarterly reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;
  The Registrant´s Current Report on Form 8-K filed August 25, 2000;
  The Registrant´s Current Report on Form 8-K filed September 19, 2000;
  The Registrant´s Current Report on Form 8-K filed October 20, 2000;
  The Registrant´s Current Report on Form 8-K filed January 23, 2001;
  The description of the Registrant´s capital stock contained in the Registrant´s Registration Statement on Form 8-A filed January 11, 2001.

Item 8. Exhibits.

Exhibit 23.1 Consent of KPMG LLP, filed herewith.

Exhibit 23.2 Consent of KPMG LLP, filed herewith.

Exhibit 24 Powers of Attorney, filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant´s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan´s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on February 16, 2001.

                The Gillette Company

                By: /s/ Charles W. Cramb, Jr.
                Charles W. Cramb, Jr.
                Senior Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                                  Title                               Date

* JAMES M. KILTS                            Chairman of the Board of            February 16, 2001
                                            Directors, Chief Executive
                                            Officer and Director

* EDWARD F. DEGRAAN                         President, Chief Operating          February 16, 2001
                                            Officer and Director

* CHARLES W. CRAMB, JR.                     Senior Vice President and           February 16, 2001
                                            Chief Financial Officer

* CLAUDIO E. RUBEN                          Vice President, Controller          February 16, 2001
                                            and Principal Accounting
                                            Officer

* MARK N. EDOFF                             Principal Accounting Officer        February 16, 2001

* WARREN E. BUFFETT                         Director                            February 16, 2001

* WILBUR H. GANTZ                           Director                            February 16, 2001

* MICHAEL B. GIFFORD                        Director                            February 16, 2001

* CAROL R. GOLDBERG                         Director                            February 16, 2001

* DENNIS F. HIGHTOWER                       Director                            February 16, 2001

* HERBERT H. JACOBI                         Director                            February 16, 2001

* HENRY R. KRAVIS                           Director                            February 16, 2001

* JORGE PAULO LEMANN                        Director                            February 16, 2001

* RICHARD R. PIVIROTTO                      Director                            February 16, 2001

* MARJORIE M. YANG                          Director                            February 16, 2001

* ALFRED M. ZEIEN                           Director                            February 16, 2001

                                                     By:      /s/ Charles W. Cramb Jr.
                                                              -------------------------
                                                              * Charles W. Cramb, Jr.
                                                              As Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Savings Plan Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on February 16, 2001.

                The Gillette Company Employees’ Savings Plan

                By: /s/ Robert E. DiCenso
                Robert E. DiCenso
                Chairman, Savings Plan Committee